EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2024

For the quarter ended March 31, 2024
•Net sales of $1.326 billion, down 24.9% sequentially and down 40.6% from the year ago quarter. Our guidance provided on February 1, 2024 was for net sales to be down 25% sequentially.
•On a GAAP basis: gross profit of 59.6%; operating income of $253.5 million and 19.1% of net sales; net income of $154.7 million; and EPS of $0.28 per diluted share. Our guidance provided on February 1, 2024 was for GAAP EPS of $0.13 to $0.32 per diluted share.
•On a Non-GAAP basis: gross profit of 60.3%; operating income of $436.0 million and 32.9% of net sales; net income of $310.3 million and EPS of $0.57 per diluted share. Our guidance provided on February 1, 2024 was for Non-GAAP EPS of $0.46 to $0.68 per diluted share.
•Returned a record $629.9 million to shareholders in the March quarter through dividends of $242.5 million and the repurchase of $387.4 million, or 4.5 million shares of our common stock, at an average price of $85.38 per share under our previously announced $4.0 billion stock buyback program. Cumulatively repurchased $2.354 billion, or 30.4 million shares, over the last ten quarters.
•Record quarterly dividend declared today for the June quarter of 45.2 cents per share, an increase of 18.0% from the year ago quarter.

For fiscal year 2024
•Net sales of $7.634 billion decreased 9.5% over the prior year.
•On a GAAP basis: gross profit of 65.4%; operating income of $2.571 billion; net income of $1.907 billion, adversely impacted by purchase accounting adjustments associated with our previous acquisitions and a $12.2 million loss on debt settlement associated with our debt refinancing activities; and EPS of $3.48 per diluted share.
•On a Non-GAAP basis: gross profit of 65.8%; operating income of $3.349 billion and 43.9% of net sales; net income of $2.698 billion and EPS of $4.92 per diluted share.
•Paid down $447.4 million of total debt and returned $1.89 billion to shareholders through dividends and share repurchases.

CHANDLER, Arizona - May 6, 2024 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months and fiscal year ended March 31, 2024, as summarized in the table below.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

	Three Months Ended March 31, 2024(1)				Twelve Months Ended March 31, 2024(1)
Net sales	$1,325.8				$7,634.4
	GAAP	%	Non-GAAP(2)%		GAAP	%	Non-GAAP(2)%
Gross profit	$789.9	59.6%	$799.6	60.3%	$4,995.7	65.4%	$5,025.6	65.8%
Operating income	$253.5	19.1%	$436.0	32.9%	$2,571.0	33.7%	$3,349.2	43.9%
Other expense	$(53.8)		$(53.8)		$(205.1)		$(192.9)
Income tax provision	$45.0		$71.9		$459.0		$458.7
Net income	$154.7	11.7%	$310.3	23.4%	$1,906.9	25.0%	$2,697.6	35.3%
Net income per diluted share	$0.28		$0.57		$3.48		$4.92
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the fourth quarter of fiscal 2024 were $1.326 billion, down 40.6% from net sales of $2.233 billion in the prior year's fourth fiscal quarter.

GAAP net income for the fourth quarter of fiscal 2024 was $154.7 million, or $0.28 per diluted share, down from GAAP net income of $604.0 million, or $1.09 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2024 and fiscal 2023, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the fourth quarter of fiscal 2024 was $310.3 million, or $0.57 per diluted share, down from non-GAAP net income of $907.8 million, or $1.64 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2024 and fiscal 2023, our non-GAAP results exclude the effect of share-based compensation, other manufacturing adjustments, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the fourth quarters of fiscal 2024 and fiscal 2023, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Net sales for the fiscal year ended March 31, 2024 were $7.634 billion, a decrease of 9.5% from net sales of $8.439 billion in the prior fiscal year.

GAAP net income for the fiscal year ended March 31, 2024 was $1.907 billion, or $3.48 per diluted share, a decrease of 14.8% from net income of $2.238 billion, or $4.02 per diluted share in the prior fiscal year. Fiscal 2024 and fiscal 2023, GAAP net income was significantly adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions and loss on debt settlement associated with our debt refinancing activities.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

Non-GAAP net income for the fiscal year ended March 31, 2024 was $2.698 billion, a decrease of 19.5% from net income of $3.353 billion in the prior fiscal year. Non-GAAP earnings per diluted share for the fiscal year ended March 31, 2024 were $4.92, a decrease of 18.3% from the $6.02 per diluted share in the prior fiscal year. See the "Use of Non-GAAP Financial Measures" section of this release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 45.2 cents per share, up 18.0% from the year ago quarter. The quarterly dividend is payable on June 5, 2024 to stockholders of record on May 22, 2024.

"We experienced a major inventory correction in fiscal 2024, leading to a 9.5% decline in revenue to $7.6 billion. Despite this, our resilient operating model and rapid adjustment to the adverse business environment enabled us to navigate these challenges to achieve a non-GAAP operating margin of 43.9%," said Ganesh Moorthy, President and Chief Executive Officer. "We remained committed to our capital return program, returning $1.89 billion through dividends and share buybacks during fiscal 2024, up 15.4% from the prior year, and we are tracking towards achieving our goal of returning 100% of adjusted free cash flow to shareholders by the current fiscal year-end."

Mr. Moorthy added, "We believe we are under shipping to end market demand, as customers and channel partners continued to reduce inventory. This situation has required us to implement ongoing austerity measures, including taking actions to reduce factory utilization, that will persist into the June quarter. Despite these challenges, our commitment to maintaining our competitive edge and positioning ourselves for future revenue growth remains steadfast. We continue to focus on innovation, as demonstrated by the significant product announcements and two tactical acquisitions we made during the June quarter. These initiatives aim to expand our product portfolio and reinforce our leadership across the diverse end markets we serve, helping to ensure that we are well-prepared to capitalize on opportunities when market conditions improve."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our fourth quarter performance reflects our commitment to operational efficiency and disciplined execution, allowing us to deliver in-line results in a challenging environment. We continued to work on optimizing our capital structure by issuing $1 billion in senior notes due in 2029 at an interest rate of 5.05%. During fiscal year 2024, we reduced gross debt by $447.4 million while at the same time significantly increasing our capital returns to our shareholders. We remain committed to further enhancing our capital structure in fiscal 2025 as additional portions of our outstanding debt mature."

Mr. Moorthy concluded, "As we enter fiscal 2025, we see early signs of demand stabilization but are experiencing low business visibility due to our short lead times and the continued macro uncertainty. We anticipate June quarter net sales between $1.22 billion and $1.26 billion. We believe that the June 2024 quarter marks the bottom of the cycle for Microchip and that our business will return to sequential revenue growth in the September 2024 quarter. Despite near-term challenges, we believe our solutions remain the engine of innovation for our target markets, and our focus on Total System Solutions and key megatrends continues to drive strong design win momentum. We remain committed to executing our
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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

Microchip 3.0 strategic imperatives, which we believe will deliver sustained growth and provide substantial shareholder value."

Microchip's Highlights for the Quarter Ended March 31, 2024:

•Earned certification in ISO/SAE 21434 road vehicle—cybersecurity engineering standard from UL Solutions. Such certified security products can help Tier 1s and OEMs prove cybersecurity risk management compliance.

•Introduced a Silicon Carbide (SiC) 3.3 kV XIFM plug-and-play mSiC™ gate driver to accelerate the adoption of high-voltage SiC power modules. The highly integrated digital gate driver is designed to work out-of-the-box with high-voltage SiC-based power modules to simplify and speed system integration.

•Unveiled our low-cost PolarFire® SoC Discovery Kit to make RISC-V and FPGA design more accessible for a wider range of embedded engineers. The cost-sensitive development platform helps students, beginners and seasoned designers work with emerging technologies.

•Launched 10 multi-channel remote temperature sensors with the MCP998x family representing one of the largest automotive-grade remote temperature sensor portfolios available from a single vendor.

•Unveiled our next-generation family of Ethernet switches featuring Time Sensitive Networking (TSN) and scalable port bandwidths from 46 to 102 Gbps. The LAN9694, LAN9696 and LAN9698 devices are integrated with High-availability Seamless Redundancy (HSR) and Parallel Redundancy Protocol (PRP) for ease of design.

•Expanded our serial SRAM portfolio to larger densities and increased speeds offering a lower-cost alternative to parallel SRAM with up to 4 Mb density and 143 MHz SPI/SQI™ communications.

•Increased our TrustFLEX family with CEC1736 real-time platform root of trust devices. The TrustFLEX devices along with the Trust Platform Design Suite tool can simplify the enablement of root of trust from concept to production in a wide range of applications.

•Released a Qi® v2.0 standards-compliant dsPIC33-based reference design, a wireless dual-pad charging design that supports both extended power profile and magnetic power profile with a single controller.

•Announced our next generation of easily configurable enterprise storage backplane management processors for data center and storage applications. The updated family of EEC1005-UB2 Universal Backplane Management devices complies with latest SFF-TA-1005 V. 1.4 specifications.

•Launched our new dsPIC® DSC-based integrated motor drivers that bring controllers, gate drivers and communications to a single device. A corresponding ecosystem of support tools are designed to help simplify motor control system development and accelerate time to market.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

•Extended our IEEE®-1588 grandmaster portfolio with the TimeProvider® 4500 series grandmaster—the industry’s first grandmaster to provide high-speed network interfaces up to 25 Gbps. It also enables precise time accuracy to less than one nanosecond.

•Released the next evolutionary step in customizable logic through the introduction of the PIC16F13145 family of MCUs. The new Configurable Logic Block (CLB) module offers tailored hardware solutions and helps eliminate the need for external logic components.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

First Quarter Fiscal Year 2025 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.22 to $1.26 billion
	GAAP	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	58.5% to 60.5%	$5.9 to $6.9 million	59.0% to 61.0%
Operating Expenses(2)	42.0% to 42.7%	$169.6 to $173.6 million	28.25% to 28.75%
Operating Income	15.9% to 18.4%	$175.5 to $180.5 million	30.25% to 32.75%
Other Expense, net	$64.8 to $65.2 million	($0.2) to $0.2 million	$65 million
Income Tax Provision	$25.8 to $38.4 million(3)	$5.1 to $15.2 million	$41.0 to $43.5 million(4)
Net Income	$103.0 to $128.6 million	$160.0 to $175.6 million	$263.0 to $304.2 million
Diluted Common Shares Outstanding	Approximately 542.0 to 543.0 million shares		Approximately 542.0 to 543.0 million shares
Earnings per Diluted Share	$0.19 to $0.24	$0.29 to $0.32	$0.48 to $0.56
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending June 30, 2024. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending June 30, 2024.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2025, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

Capital expenditures for the quarter ending June 30, 2024 are expected to be between $60 million and $70 million. Capital expenditures for all of fiscal 2025 are expected to be about $175 million. We are selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, other manufacturing adjustments, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the fourth quarters of
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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

fiscal 2024 and fiscal 2023, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June
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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

2024 quarter between $85 and $95 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Net sales	$1,325.8	$2,232.7	$7,634.4	$8,438.7
Cost of sales	535.9	713.4	2,638.7	2,740.8
Gross profit	789.9	1,519.3	4,995.7	5,697.9

Research and development	240.3	298.3	1,097.4	1,118.3
Selling, general and administrative	161.8	203.5	734.2	797.7
Amortization of acquired intangible assets	151.2	167.4	605.4	669.9
Special (income) charges and other, net	(16.9)	2.1	(12.3)	(4.0)
Operating expenses	536.4	671.3	2,424.7	2,581.9

Operating income	253.5	848.0	2,571.0	3,116.0

Other expense, net	(53.8)	(46.2)	(205.1)	(206.3)
Income before income taxes	199.7	801.8	2,365.9	2,909.7
Income tax provision	45.0	197.8	459.0	672.0
Net income	$154.7	$604.0	$1,906.9	$2,237.7

Basic net income per common share	$0.29	$1.10	$3.52	$4.07
Diluted net income per common share	$0.28	$1.09	$3.48	$4.02

Basic common shares outstanding	538.9	546.9	542.0	550.4
Diluted common shares outstanding	544.8	553.9	548.0	557.3

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	March 31,	March 31,
	2024	2023
Cash and short-term investments	$319.7	$234.0
Accounts receivable, net	1,143.7	1,305.3
Inventories	1,316.0	1,324.9
Other current assets	233.6	205.1
Total current assets	3,013.0	3,069.3

Property, plant and equipment, net	1,194.6	1,177.9
Other assets	11,665.6	12,123.1
Total assets	$15,873.2	$16,370.3

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,520.0	$1,720.4
Current portion of long-term debt	999.4	1,398.2
Total current liabilities	2,519.4	3,118.6

Long-term debt	5,000.4	5,041.7
Long-term income tax payable	649.2	705.7
Long-term deferred tax liability	28.8	42.7
Other long-term liabilities	1,017.6	948.0

Stockholders' equity	6,657.8	6,513.6
Total liabilities and stockholders' equity	$15,873.2	$16,370.3

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Gross profit, as reported	$789.9	$1,519.3	$4,995.7	$5,697.9
Share-based compensation expense	5.4	6.1	25.6	27.2
Other manufacturing adjustments	4.3	—	4.3	—
Non-GAAP gross profit	$799.6	$1,525.4	$5,025.6	$5,725.1
GAAP gross profit percentage	59.6%	68.0%	65.4%	67.5%
Non-GAAP gross profit percentage	60.3%	68.3%	65.8%	67.8%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Research and development expenses, as reported	$240.3	$298.3	$1,097.4	$1,118.3
Share-based compensation expense	(23.3)	(22.0)	(94.3)	(83.1)
Other adjustments	—	(0.2)	(0.5)	(0.8)
Non-GAAP research and development expenses	$217.0	$276.1	$1,002.6	$1,034.4
GAAP research and development expenses as a percentage of net sales	18.1%	13.4%	14.4%	13.3%
Non-GAAP research and development expenses as a percentage of net sales	16.4%	12.4%	13.1%	12.3%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Selling, general and administrative expenses, as reported	$161.8	$203.5	$734.2	$797.7
Share-based compensation expense	(14.1)	(15.8)	(57.6)	(60.1)
Other adjustments	(0.8)	(0.6)	(1.3)	(2.0)
Professional services associated with certain legal matters	(0.3)	(1.5)	(1.5)	(4.7)
Non-GAAP selling, general and administrative expenses	$146.6	$185.6	$673.8	$730.9
GAAP selling, general and administrative expenses as a percentage of net sales	12.2%	9.1%	9.6%	9.5%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	11.1%	8.3%	8.8%	8.7%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Operating expenses, as reported	$536.4	$671.3	$2,424.7	$2,581.9
Share-based compensation expense	(37.4)	(37.8)	(151.9)	(143.2)
Other adjustments	(0.8)	(0.8)	(1.8)	(2.8)
Professional services associated with certain legal matters	(0.3)	(1.5)	(1.5)	(4.7)
Amortization of acquired intangible assets (1)	(151.2)	(167.4)	(605.4)	(669.9)
Special (income) charges and other, net	16.9	(2.1)	12.3	4.0
Non-GAAP operating expenses	$363.6	$461.7	$1,676.4	$1,765.3
GAAP operating expenses as a percentage of net sales	40.5%	30.1%	31.8%	30.6%
Non-GAAP operating expenses as a percentage of net sales	27.4%	20.7%	22.0%	20.9%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Operating income, as reported	$253.5	$848.0	$2,571.0	$3,116.0
Share-based compensation expense	42.8	43.9	177.5	170.4
Other manufacturing adjustments	4.3	—	4.3	—
Other adjustments	0.8	0.8	1.8	2.8
Professional services associated with certain legal matters	0.3	1.5	1.5	4.7
Amortization of acquired intangible assets (1)	151.2	167.4	605.4	669.9
Special (income) charges and other, net	(16.9)	2.1	(12.3)	(4.0)
Non-GAAP operating income	$436.0	$1,063.7	$3,349.2	$3,959.8
GAAP operating income as a percentage of net sales	19.1%	38.0%	33.7%	36.9%
Non-GAAP operating income as a percentage of net sales	32.9%	47.6%	43.9%	46.9%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Other expense, net, as reported	$(53.8)	$(46.2)	$(205.1)	$(206.3)
Loss on settlement of debt	—	—	12.2	8.3
Non-cash other expense, net	—	—	—	0.1
Non-GAAP other expense, net	$(53.8)	$(46.2)	$(192.9)	$(197.9)
GAAP other expense, net, as a percentage of net sales	(4.1)%	(2.1)%	(2.7)%	(2.4)%
Non-GAAP other expense, net, as a percentage of net sales	(4.1)%	(2.1)%	(2.5)%	(2.3)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Income tax provision as reported	$45.0	$197.8	$459.0	$672.0
Income tax rate, as reported	22.5%	24.7%	19.4%	23.1%
Other non-GAAP tax adjustment	26.9	(88.1)	(0.3)	(263.2)
Non-GAAP income tax provision	$71.9	$109.7	$458.7	$408.8
Non-GAAP income tax rate	18.8%	10.8%	14.5%	10.9%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Net income, as reported	$154.7	$604.0	$1,906.9	$2,237.7
Share-based compensation expense	42.8	43.9	177.5	170.4
Other manufacturing adjustments	4.3	—	4.3	—
Other adjustments	0.8	0.8	1.8	2.8
Professional services associated with certain legal matters	0.3	1.5	1.5	4.7
Amortization of acquired intangible assets	151.2	167.4	605.4	669.9
Special (income) charges and other, net	(16.9)	2.1	(12.3)	(4.0)
Loss on settlement of debt	—	—	12.2	8.3
Non-cash other expense, net	—	—	—	0.1
Other non-GAAP tax adjustment	(26.9)	88.1	0.3	263.2
Non-GAAP net income	$310.3	$907.8	$2,697.6	$3,353.1
GAAP net income as a percentage of net sales	11.7%	27.1%	25.0%	26.5%
Non-GAAP net income as a percentage of net sales	23.4%	40.7%	35.3%	39.7%
Diluted net income per common share, as reported	$0.28	$1.09	$3.48	$4.02
Non-GAAP diluted net income per common share	$0.57	$1.64	$4.92	$6.02
Diluted common shares outstanding, as reported	544.8	553.9	548.0	557.3
Diluted common shares outstanding non-GAAP	544.8	553.9	548.0	557.3

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
GAAP cash flow from operations, as reported	$430.0	$709.5	$2,892.7	$3,621.0
Capital expenditures	(40.1)	(112.7)	(285.1)	(486.2)
Free cash flow	$389.9	$596.8	$2,607.6	$3,134.8
GAAP cash flow from operations as a percentage of net sales	32.4%	31.8%	37.9%	42.9%
Free cash flow as a percentage of net sales	29.4%	26.7%	34.2%	37.1%
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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

Microchip will host a conference call today, May 6, 2024 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 20, 2024.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 6, 2024 and will remain available until 5:00 p.m. (Eastern Time) on May 20, 2024. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13744734.

Cautionary Statement:

The statements in this release relating to our resilient operating model and rapid adjustment to the adverse business environment, that we remain committed to our capital return program, that we are tracking towards achieving our goal of returning 100% of adjusted free cash flow to shareholders by the current fiscal year-end, that we believe we are under shipping to end market demand, as customers and channel partners continued to reduce inventory, our austerity measures, including taking actions to reduce factory utilization, that will persist into the June quarter, that our commitment to maintaining our competitive edge and positioning ourselves for future revenue growth remains steadfast, that we continue to focus on innovation, that these initiatives aim to expand our product portfolio and reinforce our leadership across the diverse end markets we serve, helping to ensure that we are well-prepared to capitalize on opportunities when market conditions improve, our commitment to operational efficiency and disciplined execution, continuing to work on optimizing our capital structure, that remain committed to further enhancing our capital structure in fiscal 2025 as additional portions of our outstanding debt mature, that we see early signs of demand stabilization but are experiencing low business visibility due to our short lead times and the continued macro uncertainty, that we anticipate June quarter net sales between $1.22 billion and $1.26 billion, our belief that the June 2024 quarter marks the bottom of the cycle for Microchip and that our business will return to sequential revenue growth in the September 2024 quarter, that we believe our solutions remain the engine of innovation for our target markets, and our focus on Total System Solutions and key megatrends continues to drive strong design win momentum, that we remain committed to executing our Microchip 3.0 strategic imperatives, which we believe will deliver sustained growth and provide substantial shareholder value our first quarter fiscal 2025 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, capital expenditures for the June 2024 quarter and for all of fiscal 2025, selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the June 2024 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China) due to changes in interest rates, high inflation or the impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East), further changes in demand or market acceptance of our products and the products of our customers and our ability to meet any increases in market demand or customer requests to reschedule or
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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any increases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any decreases or increases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 6, 2024 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2024
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve approximately 123,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, dsPIC, and PolarFire are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. TimeProvider is a registered trademark of Microchip Technology Incorporated in the U.S.A. mSiC is a trademark of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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